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                                                                   Exhibit 10.4

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT (hereinafter called this "Agreement"), dated as of February __, 1998, between Starwood Hotels & Resorts Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation").

                                    RECITALS

                  WHEREAS an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of November 12, 1997 was entered into among ITT Corporation, a Nevada corporation ("ITT"), the Corporation, the Trust and Chess Acquisition Corp., a Nevada corporation owned by the Trust and the Corporation ("Chess"), pursuant to which Chess will be merged with and into ITT (the "Merger"), with the result that (i) ITT will be wholly owned by the Trust and the Corporation and (ii) each outstanding share of common stock, par value $.01 per share, of ITT ("ITT Common Shares"), other than shares held by ITT, the Corporation, the Trust or any of their respective wholly owned subsidiaries, will be converted into the right to receive, at the holder's election, $85 in cash or shares of common stock, par value $.01 per share, of the Corporation ("Corporation Shares") and shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Shares" and, when paired with the Corporation Shares, the "Paired Shares") with a value of $85, subject to certain collar provisions;

                  WHEREAS in connection with the Merger, Trust will contribute to Chess a number (the "Trust Number") of Trust Shares equal to the number of Trust Shares to be issued to stockholders of ITT in connection with the Merger in consideration for shares of common stock of Chess; and

                  WHEREAS the Trust desires to sell to the Corporation and the Corporation desires to purchase from the Trust all of the shares of common stock of Chess that will be owned by the Trust after the Merger (the "Chess Shares").

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                  SECTION 1.  Purchase and Sale

                  SECTION 1.1. Purchase and Sale of the Chess Shares. Upon the terms and subject to the conditions of this Agreement, the Trust agrees to sell, transfer, assign, convey and deliver to the Corporation immediately after the Closing (as defined in the Merger Agreement), free and clear of liens, security interests, claims, encumbrances and restrictions of any kind whatsoever ("Encumbrances"), and the Corporation hereby agrees to purchase and accept from the Trust, all of the Chess Shares immediately after the Closing.
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                  SECTION 1.2. Purchase Price and Delivery Thereof. The purchase price (the "Purchase Price") for the Chess Shares shall be equal to the product of (i) the Adjusted Trust Number (as defined below) and (ii) the quotient of (a) the lesser of (a) $85 and (ii) the closing price per an ITT Common Share as reported on the New York Stock Exchange Composite Transaction Tape on the business day immediately preceding the Closing Date divided by (b) 1.543. The Purchase Price shall be paid by the assumption by the Corporation of $2.1 billion of debt of SLT Realty Limited Partnership payable to W.D. Investments L.L.C. and the issuance by the Corporation to the Trust of a seven year mortgage note in an amount equal to the Purchase Price less $2.1 billion, which note will be secured by certain owned real estate of ITT and its subsidiaries and bear interest at an annual rate of 8.5% (the "Mortgage Note").

                  For purposes of this Agreement, "Issuance Percentage" means the percentage established from time to time by mutual agreement of the Board of Directors of the Corporation and the Board of Trustees of the Trust of the relative value of a Trust Share to the value of a Paired Share and "Adjusted Trust Number" means the product of the Trust Number and the Issuance Percentage.

                  SECTION 2. Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Corporation as follows:

                  SECTION 2.1. Ownership of the Chess Shares. At the Closing, the Trust will own the Chess Shares free from all Encumbrances of any kind.

                  SECTION 2.2. Power and Authority. The Trust has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Trust enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 3. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Trust as follows:

                  SECTION 3.1. Power and Authority. The Corporation has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and that this Agreement is a valid and binding agreement of the Corporation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  SECTION 3.2. Mortgage Note. The Mortgage Note will, when delivered as contemplated by this Agreement, be duly authorized and a valid and enforceable obligation of the Corporation.
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                  SECTION 4.  Miscellaneous and General.

                  SECTION 4.1. Further Assurances. From time to time following the date hereof, the Trust shall execute and deliver, or cause to be executed and delivered, to the Corporation such other bills of sale, deeds, endorsements, assignments and other documents or instruments of conveyance and transfer as the Corporation may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Corporation the Chess Shares, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement.

                  SECTION 4.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  SECTION 4.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                  SECTION 4.4. Entire Agreement. This Agreement embodies the complete agreement of the parties hereto with respect to the subject matter hereof, and cannot be altered, amended, or modified except by their written agreement.

                  SECTION 4.5. Interpretation; Certain Defined Terms. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  SECTION 4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                    STARWOOD HOTELS & RESORTS TRUST




                                    By:
                                        Name:
                                        Title:


                                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.




                                    By:
                                        Name:
                                        Title: